UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 6, 2026

Quest Diagnostics Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Plaza Drive Secaucus, NJ	07094

(Address of principal executive offices)	(Zip Code)

(973) 520-2700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DGX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2026, Quest Diagnostics Incorporated (the “Company”) announced that Catherine T. Doherty will retire in July 2027. Until then, effective November 1, 2026, Ms. Doherty will transition to a new role as Executive Vice President with responsibilities including health systems, the Company’s joint venture with Corewell Health, and Project Nova, the Company’s multi-year project to modernize its “Order to Cash” business processes, which includes the related information technology infrastructure and underlying enabling technologies. In connection with this transition, the Company’s Compensation and Leadership Development Committee (the “Committee”) approved no change to Ms. Doherty’s annual base salary of $650,000 or annual incentive compensation under the Company's Senior Management Incentive Plan with a target amount of 80% of base salary. The Committee also approved an equity award under the Company’s Employee Long-Term Incentive Plan (“Employee Plan”) with a grant date of November 3, 2026 and a target value of $1,200,000, allocated 100% to restricted stock units. This award will be subject to terms and conditions that are substantially the same as the annual long-term incentive awards granted under the Employee Plan in 2026 to other Company senior executives.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

October 6, 2026

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ Sean D. Mersten
Sean D. Mersten Vice President and Corporate Secretary